UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 17, 2010

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (574) 294-7511

(Former name or former address if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 17, 2010, Patrick Industries, Inc., an Indiana corporation (the “Company”), entered into a Fifth Amendment (the “Fifth Amendment”) to the Company’s Credit Agreement, dated May 18, 2007, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement”).

The Fifth Amendment amended certain definitions, terms and reporting requirements and extends the revolving termination date and term maturity date of the Company’s existing senior secured credit facility and related term loan to May 31, 2011 to allow a new facility to be put in place.  In addition, the financial covenants were modified to reflect the Company’s updated operating and cash flow projections.

Effective with the Fifth Amendment, borrowings under the revolving line of credit, subject to a borrowing base up to a maximum borrowing limit of $28.0 million, and the interest rates for borrowings under the revolving line of credit and the term loan of the Credit Agreement, remained unchanged.  The Company’s ability to access these borrowings is subject to compliance with the terms and conditions of the credit facility including the financial covenants.

The foregoing description of the Fifth Amendment is qualified in its entirety by the actual agreement, which is attached to this Form 8-K as Exhibit 10.1.

On December 20, 2010, the Company issued a press release announcing the completion of the amendment.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1 – Fifth Amendment, as of December 17, 2010.

Exhibit 99.1 – Press Release, as of December 20, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: December 20, 2010	BY:	/s/ Andy L. Nemeth
Andy L. Nemeth
Executive Vice President – Finance and
Chief Financial Officer